CONTRACT OF EMPLOYMENT

     This Contract of Employment is made this 17th day of November, 2005, and is effective as of the 17th day of November, 2005, by and between Islands Community Bank, A South Carolina Corporation, hereinafter referred to as the "EMPLOYER", and John R. Perrill, hereinafter referred to as the "EMPLOYEE".

     In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency which is hereby acknowledged. The Parties hereto, hereby agree as follows:

1.   EMPLOYMENT:

     The Employer shall employ the Employee, and the Employee shall serve the Employer as Senior Loan Officer/Acting CEO. The Employee shall serve as Acting CEO until his replacement has been named. The Employee shall have such authority and responsibilities consistent with his positions as set forth in the Employer's By-Laws and Policies. Except with the written consent of the Employee, Employee shall not be permanently assigned to any position of lower professional status. The parties hereto further agree to the following terms and conditions.

2.   TERM:

     Unless earlier terminated as provided herein, the initial term of the Employee's employment under this agreement shall be for a term of five (5) consecutive years, commencing on the effective date herein above stated.

3.   COMPENSATION AND BENEFITS:

     As compensation for the services to be rendered by the Employee under this agreement, Employee shall be compensated as follows:

     a) the Employee shall have a base salary as of the effective date herein above written of $135,000.00 per year, and shall be entitled to salary increases pursuant to the "Salary and Bonus Incentive Plan" implemented by the Board of Directors. The Salary and Bonus Incentive Program is attached hereto and made a part hereof.

     b) The Employee shall be entitled to all fringe benefits as are provided to all bank employees under the Bank's fringe benefit program.

     c)   Dues: Employer shall pay all dues of Employee as a member of two
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          service and two social or country club organizations, which shall be approved by the parties hereto.

     d)   Vacation: Employer shall provide paid vacation time to Employee as
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          provided by Bank or "Company" policy, commencing as of effective date of this Agreement.

          Such days are to be taken at such time or times as Employee may reasonably request, subject to the Employee's convenience and prior approval, which approval shall not be unreasonably withheld. Vacation time shall not cumulate year-to-year. Any unused vacation time will be reimbursed to the Employee.

     e)   Car Allowance: The Employer shall provide Employee a car or travel
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          allowance of $600.00 per month.


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     f)   Health Insurance: The Employer shall provide the Employee with health
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          insurance under an individual or group insurance plan. The Employee shall be required to pay 50% of the monthly, quarterly or annual premium for coverage for his spouse.

     g)   Expenses: The Employer shall reimburse the Employee for all expenses
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          paid by the Employee while providing services for the Employer pursuant to this Contract of Employment.

     h) The Employer shall provide to the Employee a "401-K" Retirement and Investment Plan, and match any payments which Employee shall make into such 401-K plan up to 6%.

     i)   Severance Pay: In the event that the Employer shall sell the "Bank"
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          within a five year period from the effective date of this agreement, the Employee shall be entitled to two years severance pay upon change of control, unless, the Employee is provided continued employment under the same terms and conditions as are herein provided or substantially the same terms and conditions as provided herein. A substantial change in terms and conditions shall include but is not limited to

          a)   reduction in salary,

          b)   change in position or duties and responsibilities,

          c)   change in benefits provided herein, or

          d)   bonus provisions.

          A substantial change in terms and conditions shall not include a return to the position of Senior Loan Officer once a CEO has been named.

5.   TERMINATION:

     a)   For Cause by Employer. Notwithstanding any other provisions hereof,
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          Employer may terminate Employee's employment under this Agreement immediately at any time for Cause upon delivery to Employee of written notice specifying the basis for such termination hereunder. The term Cause shall include any of the following: (i) the commission by Employee of a willful act (including, without limitation, a dishonest, fraudulent or unethical act, or willful or recurring insubordination) or a grossly negligent act, or the willful or grossly negligent omission to act by Employee, which is intended to cause, or causes material harm to Employer, (ii) the indictment of Employee for the commission or perpetration by Employee of any felony or any crime involving dishonesty, moral turpitude or fraud, (iii) the material breach by Employee of this Agreement, (iv) the material violation by Employee of any federal or state banking law, rule or regulation; causing or permitting, whether intentionally or negligently, Employer to materially violate any federal or state banking law, rule or regulation, (v) the suspension or temporary prohibition of Employee's participation in the conduct of the affairs of Employer or any subsidiary of Employer by notice served under Section 8(e) of the Federal Deposit Insurance Act (12 U.S.C., Section 1818(e), (vi) the receipt of any form of notice, written or otherwise, that any regulatory agency having jurisdiction over Employer intends to institute any form of formal or informal (e.g., a memorandum of understanding which relates to Employee's performance) regulatory action


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          against Employee or Employer (provided that the Board of Directors determines in good faith, that the subject matter of such action involves acts or omissions by or under the supervision of Employee or that termination of Employee would materially advance Employer's compliance with the purpose of the action or would materially assist Employer in avoiding or reducing the restrictions or adverse effects to Employer related to the regulatory action), (vii) the exhibition by Employee of a standard of behavior within the scope of his employment that is materially disruptive to the orderly conduct of Employer's business operations (including, without limitation, substance abuse or sexual misconduct) to a level which, in the Board of Director's good faith and reasonable judgment, is materially detrimental to Employers best interest; (viii) the failure of Employee to devote his full business time and attention to his employment as provided under this Agreement that, if susceptible of cure, remains uncured 60 days following written notice to Employee of such failure; or (ix) the failure by the Employee to achieve or maintain the reasonable performance goals established by the Board of Directors from time to time for Employee and Employer that, if susceptible of cure, remains uncured 60 days following written notice to Employee of such failure. All compensation (including without limitation the base salary, and all perquisites and fringe benefits) to which Employee would otherwise be entitled (for periods after the effective date of such termination) shall be discontinued and forfeited as of the effective date of such termination.

     b)   Without Cause by Employer. The Bank shall pay to the Employee in a
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          lump sum, an amount equal to the sum of (a) the Employee's salary, as in effect at the effective time of the termination of employment and,
          (b) the amount of the bonus earned by the Employee during the prior calendar year (the "lump sum payment").

     c)   Termination by Employee. Employee may with, or without cause,
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          terminate this Agreement upon thirty (30) days prior written notice to
          Employer. In the event of such termination all compensation (including without limitation, the annual salary, and all perquisites and fringe benefits, as well as any bonus earned in the previous twelve (12) month period shall be forfeited as of the effective date of such termination.

     d)   Disability. In the event of the Employee's disability during
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          employment under this Agreement, then employment under this Agreement shall terminate. For purposes of this Agreement, except as provided herein below, "disability" shall mean the inability of Employee, due to sickness or other incapacity, to perform Employee's duties under this Agreement for a period in excess of ninety (90) substantially consecutive days. Such termination shall become effective at Employer's election upon the expiration of such ninety (90) day period of disability. Upon termination of employment under this Agreement due to Employee's disability, all compensation (including without limitation the base salary, and all perquisites and fringe benefits) to which Employee would otherwise be entitled (for periods after the effective date of such termination) shall be discontinued and forfeited as of the effective date of such termination. During the period of any incapacity leading up to and ending on the termination of the Employee's employment as a result of disability, the Employer shall continue to pay the Employee his full salary at the rate then in effect and all perquisites and other benefits (other than any bonus). Furthermore, the Employee shall receive any bonus earned or accrued under the Bonus Plan through the date of incapacity (including any amounts awarded for previous years but which were not yet vested) and a pro rata share of any bonus with respect to the current fiscal year which had been earned as of the date of the


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          Employee's incapacity. These provisions shall be applicable exclusive of the terms and provisions of any Disability Insurance Policy provided by the Employer.

     e)   Return of Materials. The Employee shall surrender to the Employer,
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          promptly upon its request and in any event upon termination of the
          Employee's employment, all media, documents, notebooks, computer programs, handbooks, data files, models, samples, price lists, drawings, customer lists, prospect data, or other material of any nature whatsoever (in tangible or electronic form) in the Employee's possession or control, including all copies thereof, relating to the Employer, its business, or its customers. Upon the Request of the Employer, Employee shall certify in writing compliance with the foregoing requirement.

6.   Confidentiality and Secrecy. Employee acknowledges that in and as a
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     result of Employee's employment hereunder, Employee will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to Employer's business, including without limitation technological know how, copyrights, proprietary information, trade secrets, systems, procedures, manuals, confidential reports, records, operational expertise, lists of customers and projects, the nature and type of services rendered by Employer, the equipment and methods used and preferred by Employer's customers, and the fees paid by them (all of which are deemed for all purposes confidential and proprietary). As a material inducement to Employer to enter into this Agreement and to pay to Employee the compensation stated in Section 3, Employee covenants and agrees that
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     during the term of Employee's employment hereunder, and for one (1) year after the expiration or earlier termination of Employee's employment by Employer or an affiliate of Employer, Employee shall not, directly, make use of, or disclose to any person or entity, any confidential information of Employer or its affiliates.

7.   Burden and Benefit. This Agreement shall be binding upon, and shall inure
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     to the benefit of, Employer and Employee and their respective personal and legal representatives, successors, and permitted assigns.

8.   Assignment. This Agreement and any rights hereunder are personal to
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     Employee and Employer shall not be assigned or otherwise transferred by
     Employee. Employer shall be entitled to assign this Agreement to any corporation controlled by Employer.

9.   Governing Law/Jurisdiction. The construction and interpretation of this
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     Agreement shall at all times and in all respects, be governed by the laws of the State of South Carolina. The parties hereby (i) agree that any litigation, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court in the State of South Carolina, (ii) waives any objection which it might have now or hereafter to any such litigation, action or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submits to the jurisdiction of such courts in any such litigation, action or proceeding. For all purposes of this Agreement, the parties hereby further agree that service of process upon any party may be effective pursuant to United States mail.

10.  Severability. The provisions of this Agreement shall be deemed
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     severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.

11.  Modifications. This Agreement can only be modified by a written
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     agreement duly signed by authorized representatives of the parties hereto.
     Moreover, in order to avoid uncertainty, ambiguity and misunderstandings in their relationships, the parties hereto


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     covenant and agree not to enter into any oral agreement or understanding inconsistent or in conflict with this Agreement; and the parties hereto further covenant and agree that any oral communication allegedly or purportedly constituting such an agreement or understanding shall be absolutely null, void and without effect.

12.  Waiver. Any waiver by either party of any breach or any term or
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     condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach, term or condition of this Agreement.

13.  Entire Agreement. This Agreement contains the entire agreement and
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     understanding by and between Employer and Employee with respect to the subject matter hereof and supersedes all prior and contemporaneous written or oral agreement and representations between the parties with respect thereto.

     IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement under seal to be effective as of the day and year first above written.


IN THE PRESENCE OF:                              EMPLOYEE:


     /s/ Carol J. Nelson
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Witness


     /s/ Louis O. Dore                                /s/ John R. Perrill
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Witness                                           JOHN R. PERRILL


                                                  EMPLOYER


/s/ Carol J. Nelson
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Witness


     /s/ Louis O. Dore                           By:    /s/ D. Martin Goodman
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Witness                                          Its: Chairman